Exhibit 99.1

FOR IMMEDIATE RELEASE

Rite Aid Announces Early Results of Cash Tender Offers for Outstanding Debt Securities

Tender Offers reduce outstanding debt and interest expense while maintaining strong liquidity

CAMP HILL, Pa. (June 28, 2022) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) announced today the early tender results of its previously announced series of tender offers (the “Tender Offers”) to purchase for cash certain of its outstanding series of senior notes listed in the table below (collectively, the “Notes”) for an aggregate purchase price, excluding accrued and unpaid interest, of up to $150,000,000 (the “Maximum Aggregate Cap”). The Tender Offers are being made pursuant to the terms and conditions set forth in the Offer to Purchase, dated June 13, 2022 (the “Offer to Purchase”). The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

As of 5:00 p.m., New York City time, on June 27, 2022 (such date and time, the “Early Tender Date”), according to information provided to Global Bondholder Services Corporation, the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Notes listed in the table below has been validly tendered and not validly withdrawn in each Tender Offer.  Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

	Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum SubCap(1)	Acceptance Priority Level(2)	Principal Amount Tendered at Early Tender Date	Percentage of Outstanding Notes Tendered	Total Consideration(3)(4)	Aggregate Principal Amount Accepted for Purchase
2025 Tender Offer	7.50% Senior Secured Notes due 2025	767754CK8/ U76659AX6	$600,000,000	$100,000,000	1	$458,603,000	76.43%	$870.00	$114,942,000
2028 Tender Offer	6.875% Debentures due 2028	767754AR5/ U76659AF5	$29,001,000	N/A	2	$26,955,000	92.95%	$570.00	$26,955,000
2027 Tender Offer	7.70% Notes due 2027	767754AJ3	$237,386,000	N/A	3	$58,708,000	24.73%	$670.00	$51,695,000
2026 Tender Offer	8.00% Senior Secured Notes due 2026	767754CL6/ U76659AY4	$849,918,000	N/A	4	$558,784,000	65.75%	$850.00	$0

(1)	The maximum subcap applicable to the 7.50% Senior Secured Notes due 2025 (the “2025 Notes”) of $100,000,000 (the “2025 Maximum SubCap”) represents the maximum aggregate purchase price payable, excluding accrued and unpaid interest on the 2025 Notes, in respect of the 2025 Notes being purchased in the 2025 Tender Offer.

(2)	Subject to the Maximum Aggregate Cap and proration, the principal amount of Notes being purchased in each Tender Offer has been determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column provided that the Company will not accept 2025 Notes in an amount that exceeds the 2025 Maximum SubCap.

(3)	Does not include accrued and unpaid interest on the Notes, which will also be payable as provided herein.

(4)	Includes the Early Tender Premium (as defined below).

All conditions were satisfied or waived by the Company at the Early Tender Date. The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Date and that are accepted for purchase on June 29, 2022 (the “Early Settlement Date”). The Company intends to fund the purchase of validly tendered and accepted Notes on the Early Settlement Date, in part, with available cash, including borrowings under the Company’s revolving credit facility.

As the aggregate purchase price of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Aggregate Cap, no Notes tendered after the Early Tender Date will be accepted for purchase.  As described in the Offer to Purchase, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date will be accepted based on the acceptance priority levels noted in the table above.  As the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the Maximum Aggregate Cap, the Notes will be accepted on a pro rata basis as set forth in the Offer to Purchase, subject to a proration factor of approximately 25.1% in case of the 2025 Notes and approximately 88.1% in case of the 7.70% Notes due 2027. All of the 6.875% Debentures due 2028 will be accepted. None of the 8.00% Senior Secured Notes due 2026 will be accepted.  Notes tendered and not purchased on the Early Settlement Date will be returned to holders promptly after the Early Settlement Date.  The consideration to be paid for the Notes validly tendered and not validly withdrawn per $1,000 principal amount of such Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer is the amount set forth in the table above under the heading “Total Consideration.”  The amounts set forth in the table above under “Total Consideration” include an early tender premium of $50 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”).  Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the Early Tender Premium.  All holders of Notes accepted for purchase will also receive accrued interest from, and including, the most recent applicable interest payment date preceding the Early Settlement Date to, but not including, the Early Settlement Date, if and when such Notes are accepted for payment.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. Investors with questions regarding the terms and conditions of the Tender Offers may contact UBS Securities LLC at (888) 719-4210 (toll-free) or (203) 719-4210 (collect).

Global Bondholder Services Corporation is the tender and information agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/riteaid/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Rite Aid Corporation

As the trusted, everyday care connector, Rite Aid drives lower health care costs through better coordination, stronger engagement, and personalized services that help you achieve whole health for life. Rite Aid provides an array of whole being health products and services for the entire family through more than 2,300 retail pharmacy locations across 17 states. Through Elixir, Rite Aid provides pharmacy benefits and services to millions of members nationwide.

Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our store closure program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation, including related to Opioids, “usual and customary” pricing or other matters; our ability to monetize the Centers of Medicare and Medicaid Services receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), as well as other factors that impact the markets in which the Company operates; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that the Company files or furnishes with the Securities and Exchange Commission, which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, federal, state and local governmental policies and initiatives designed to reduce the transmission of COVID-19 and emerging new variants and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this release refer to Rite Aid Corporation and its affiliates. No report of any rating agency is incorporated by reference herein.

INVESTORS:
Byron Purcell
(717) 975-3710
investor@riteaid.com

MEDIA:
Terri Hickey
(717) 975-5718
press@riteaid.com